Exhibit 99.1

ChinaCast Education Corporation Reports
Third Quarter 2009 Financial Results

BEIJING, November 9, 2009 -- ChinaCast Education Corporation (the “Company” or “ChinaCast”) (Nasdaq GM:CAST), a leading for-profit, post-secondary and E-learning services provider in China, today announced its financial results for the third quarter and nine months ended September 30, 2009.

•	Third Quarter 2009 Highlights[1]:
o	Total revenues increased 14% to $12.2 million
o	Operating income increased 52% to $5.6 million
o	Net income increased 39% to $4.0 million; Adjusted net income (non-GAAP) increased 39% to $4.5 million
o	Diluted EPS of $0.11; Adjusted Diluted EPS (non-GAAP) of $0.12
o	EBITDA (non-GAAP) increased 34% to $7.1 million
o	Completed the acquisition of the remaining 20% interest in the Foreign Trade and Business College of Chongqing Normal University for $19.9 million
o	Completed the acquisition of Lijiang College of Guangxi Normal University for $53.7 million subsequent to Third Quarter 2009

•	Nine Months 2009 Highlights:
o	Total revenues increased 14% to $34.7 million
o	Operating income increased 65% to $14.8 million
o	Net income increased 36% to $10.7 million; Adjusted net income (non-GAAP) increased 27% to $12.6 million
o	Diluted EPS of $0.30; Adjusted Diluted EPS (non-GAAP) of $0.35
o	EBITDA (non-GAAP) increased 57% to $19.4 million

Ron Chan, Chairman and CEO said, “We are extremely pleased with our third quarter results as they reflect what we believe are the attributes of our business model and execution of our strategy to deliver sustainable growth and margin expansion while completing accretive acquisitions to enhance our education service offerings and geographic coverage. Our results were driven by strong demand fundamentals reflected particularly in enrollment growth in our on-campus and e-learning accredited degree programs, supported by solid execution across the business.

The PRC post-secondary education sector continued its strong growth trajectory despite the difficult macro environment.  For the current academic year which started in September 2009, we were able to increase our university enrollments from 11,000 to 12,200 on-campus students and 131,000 to 141,000 e-learning students from the start of the previous academic year.  We also acquired the remaining 20% interest in The Foreign Trade and Business College and closed the acquisition of our second university, Lijiang College of Guangxi Normal University.  Lijiang College, which is located in Guilin and well-known for its hospitality and tourism management programs,  adds an additional 9,000 students to our on-campus enrollments, further expands our course offerings and geographic reach and will start contributing to our financials in the fourth quarter of 2009. Our recently announced joint venture with the China University of Petroleum provides a platform for distance learning throughout the PRC which we believe will drive incremental growth.  Additionally, we are currently evaluating other growth opportunities which complement our business.”

Antonio Sena, Chief Financial Officer added, “We believe that our focus on prudent expense controls and working capital management in the third quarter enabled us to deliver a significant increase in operating income, net income and cash flow resulting in a strong liquidity position, which provides us the flexibility to pursue additional growth opportunities.

“We expect to achieve the high end of our full year guidance of $49 million to $51 million in revenues and $14 million to $16 million in adjusted net income (non-GAAP) and we believe that our strong balance sheet positions us well for additional growth acquisitions.”

1 The US dollar figures presented in this release are derived from the corresponding RMB figures from the Company's Form 10-Q for the periods ended September 30, 2009 and September 30, 2008, and are based on the historical exchange rate of US$1.0 = 6.8 RMB at September 30, 2009, and US$1.0 = 6.8 RMB at September 30, 2008, respectively.

Third Quarter 2009 Financial Results

Total Revenues – Total revenues for the quarter increased 14% to $12.2 million from $10.7 million in the third quarter of 2008.  ChinaCast is organized into two business segments: the E-Learning Group (“ELG”), encompassing the Company's E-learning education service businesses, and the Traditional University Group (“TUG”), offering accredited bachelor and diploma degree programs to students from the Foreign Trade and Business College (“FTBC”) campus in Chongqing. ELG revenue for the quarter increased 11% to $7.6 million from $6.8 million in the third quarter of 2008.  TUG revenue for the quarter increased 19% to $4.6 million from $3.9 million in the third quarter of 2008.  The Company also reports revenue by service and equipment revenue.  Service revenue for the quarter increased 14% to $11.9 million from $10.4 million in the third quarter of 2008 while equipment revenue was unchanged at $0.3 million.

Cost of Sales – Cost of sales for the quarter increased 1% to $4.6 million from $4.5 million in the third quarter of 2008.

Gross Profit and Gross Margin – Gross profit for the quarter increased 24% to $7.7 million from $6.2 million in the third quarter of 2008.  Gross profit margin for the quarter was 63% compared to 58% in the third quarter of 2008.

Share Based Compensation – Share based compensation for the quarter increased 41% to $0.5 million from $0.3 million in the third quarter of 2008.

Operating Expenses – Operating expenses for the quarter decreased 18% to $2.0 million from $2.5 million in the third quarter of 2008 primarily due to a decrease in administrative expenses.

Operating Income, Operating Income Margin – Operating income for the quarter increased 52% to $5.6 million from $3.7 million in the third quarter of 2008.  Operating income margin for the quarter was 46% compared to 35% in the third quarter of 2008.

Net Income, Net Income Margin – Net income attributable to the Company for the quarter increased 39% to $4.0 million from $2.9 million in the third quarter of 2008. Net income margin for the quarter was 33% compared to 27% in the third quarter of 2008.

Adjusted Net Income, Adjusted Net Income Margin - Adjusted net income excluding share based compensation expenses (non-GAAP) for the quarter increased 39% to $4.5 million from $3.2 million in the third quarter of 2008.  Adjusted net income margin excluding share based compensation expenses (non-GAAP) for the quarter was 37% compared to 30% in the third quarter of 2008.

EBITDA and EBITDA Margin – EBITDA (non-GAAP) for the quarter increased 34% to $7.1 million from $5.3 million in the third quarter of 2008.  EBITDA margin (non-GAAP) for the quarter was 58% compared to 50% in the third quarter of 2008.

Diluted EPS, Adjusted Diluted EPS - Diluted earnings per share for the quarter were $0.11 compared to $0.09 in the third quarter of 2008 primarily due to an increase in net income partially offset by a year-over-year increase in shares used in the computation.  Adjusted diluted earnings per share excluding share based compensation expenses (non-GAAP) for the quarter were $0.12 compared to $0.10 in the third quarter of 2008.  The weighted average number of shares used in the computation was 36,379,884 for the third quarter of 2009 and 31,373,482 for the third quarter of 2008.

Nine Months 2009 Financial Results

Total Revenues – Total revenues for the first nine months increased 14% to $34.7 million from $30.3 million in the first nine months of 2008.  ELG revenue for the first nine months decreased 5% to $21.5 million from $22.7 million in the first nine months of 2008 primarily due to a decrease in equipment sales.  TUG revenue for the first nine months increased 72% to $13.2 million from $7.7 million in the first nine months of 2008, primarily due to the addition of FTBC in the TUG business in the second quarter of 2008.  Service revenue for the first nine months increased 26% to $33.8 million from $26.7 million in the first nine months of 2008 while equipment revenue decreased 75% to $0.9 million from $3.6 million in the first nine months of 2008.

Cost of Sales – Cost of sales for the first nine months decreased 4% to $13.4 million from $14.0 million in the first nine months of 2008 primarily due to a decrease in equipment sales.

Gross Profit and Gross Margin – Gross profit for the first nine months increased 31% to $21.3 million from $16.3 million in the first nine months of 2008.   Gross profit margin for the first nine months was 61% compared to 54% in the first nine months of 2008.

Share Based Compensation – Share based compensation for the first nine months decreased 5% to $1.9 million from $2.0 million in the first nine months of 2008.

Operating Expenses – Operating expenses for the first nine months decreased 11% year-over-year to $6.5 million from $7.3 million in the first nine months of 2008 primarily due to a decrease in selling and marketing and general and administrative expenses.

Operating Income, Operating Income Margin – Operating income for the first nine months increased 65% to $14.8 million from $9.0 million in the first nine months of 2008.  Operating income margin for the first nine months was 43% compared to 30% in the first nine months of 2008.

Net Income, Net Income Margin – Net income attributable to the Company for the first nine months increased 36% to $10.7 million from $7.9 million in the first nine months of 2008.  Net income margin for the first nine months was 31% compared to 26% in the first nine months of 2008.

Adjusted Net Income, Adjusted Net Income Margin - Adjusted net income excluding share based compensation expenses (non-GAAP) for the first nine months increased 27% to $12.6 million from $9.9 million in the first nine months of 2008.  Adjusted net income margin excluding share based compensation expenses (non-GAAP) for the first nine months was 36% compared to 33% in the first nine months of 2008.

EBITDA and EBITDA Margin – EBITDA (non-GAAP) for the first nine months increased 57% to $19.4 million from $12.3 million in the first nine months of 2008.  EBITDA margin (non-GAAP) for the first nine months was 56% compared to 41% in the first nine months of 2008.

Diluted EPS, Adjusted Diluted EPS - Diluted earnings per share for the first nine months were $0.30 compared to $0.28 in the first nine months of 2008 primarily due to an increase in net income partially offset by a year-over-year increase in shares used in the computation.  Adjusted diluted earnings per share excluding share based compensation expenses (non-GAAP) for the first nine months were $0.35 compared to $0.34 in the first nine months of 2008.  The weighted average number of shares used in the computation was 35,945,264 for the first nine months of 2009 and 29,026,908 for the first nine months of 2008.

Cash and Bank Balances together with Term Deposits Cash and bank balances together with term deposits totaled $99.8 million as of September 30, 2009, compared to $86.6 million as of December 31, 2008.

Financial Outlook for 2009

For the full year ending December 31, 2009, the Company estimates that total revenue will be between $49 million to $51 million and adjusted net income (non-GAAP) between $14 million to $16 million, which does not include shared-based compensation and impairment charges.  Management believes 2009 results will be at the upper end of these ranges. This is the Company’s current and preliminary view, which is subject to change.

Conference Call Information

ChinaCast’s management team will host an earnings conference call at 8:00 am US Eastern Time, Tuesday, November 10, 2009.  The dial-in details for the earnings conference call are as follows:

Earnings Call Telephone Numbers:
US/Canada Toll Free:  +1-877-852-6579
International:  +1-719-325-4795

A replay of the earnings conference call will be available at the following numbers:

Replay Telephone Numbers:
US/Canada Toll Free:  +1-888-203-1112
International:  +1-719-457-0820
Replay Pass Code:  5570429
Replay will be available at 11:00 am ET on Tuesday, November 10, 2009, through midnight ET on Tuesday, November 24, 2009.

Additionally, a live and archived version of the earnings call will be available at www.chinacasteducation.com. Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its two universities in China:  The Foreign Trade and Business College of Chongqing Normal University and the Lijiang College of Guangxi Normal University.   These universities offer fully accredited, career-oriented bachelor's degree and diploma programs in business, economics, law, IT/computer engineering, hospitality and tourism management, advertising, language studies, art and music.  The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite/fiber broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10K for the fiscal year ended December 31, 2008. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as ``anticipate'', ``estimate'', ``expect'', ``believe,'' ``will likely result,'' ``outlook,'' ``project'' and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted net income, adjusted net-income margin, adjusted EPS (basic and diluted), EBITDA and EBITDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our ”recurring core business operating results.”  These non-GAAP financial measures exclude from our operating performance not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

CHINACAST EDUCATION CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share-related data)

			As of
	As of September 30,		December 31,
	2009	2009	2008
	US$	RMB	RMB
	(Note 1)		(Note 1)
Assets

Current assets:
Cash and cash equivalents	58,575	398,312	220,131
Term deposits	41,176	280,000	369,000
Accounts receivable	8,187	55,670	32,581
Inventories	251	1,705	1,419
Prepaid expenses and other current assets	951	6,468	8,987
Amounts due from related parties	307	2,088	2,488

Total current assets	109,447	744,243	634,606
Non-current deposits	561	3,818	686
Property and equipment, net	38,521	261,940	283,982
Land use rights, net	17,619	119,810	121,783
Acquired intangible assets, net	2,867	19,497	31,330
Deposits for investments	15,147	103,000	—
Long-term investments	567	3,854	5,224
Non-current advances to related party	14,354	97,606	110,217
Goodwill	45,784	311,332	311,331

Total assets	244,867	1,665,100	1,499,159

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	2,655	18,054	11,467
Accrued expenses and other current liabilities	13,346	90,751	132,807
Deferred revenues	15,808	107,492	84,372
Amount due to related party	77	528	1,127
Income taxes payable	9,413	64,009	50,594
Current portion of long-term bank borrowings	13,882	94,400	20,000
Current portion of capital lease obligation	190	1,289	1,191
Other borrowings	85	580	1,097

Total current liabilities	55,456	377,103	302,655

Non-current liabilities:
Long-term bank borrowings	7,941	54,000	58,400
Capital lease obligation, net of current portion	193	1,313	1,323
Deferred tax liabilities	2,826	19,214	21,030
Unrecognized tax benefits	7,412	50,403	44,612

Total non-current liabilities	18,372	124,930	125,365

Total liabilities	73,828	502,033	428,020

Commitments and contingencies (Note 13)
Shareholders’ equity:
Ordinary shares (US$0.0001 par value; 100,000,000 shares authorized; 38,351,198 and 35,648,251 shares issued and outstanding in 2009 and 2008, respectively)	4	29	27
Additional paid-in capital	145,580	989,945	948,352
Statutory reserve	4,135	28,117	28,117
Accumulated other comprehensive loss	(906)	(6,159)	(5,462)
Retained earnings	18,877	128,361	55,526

Total ChinaCast Education Corporation shareholders’ equity	167,690	1,140,293	1,026,560

Noncontrolling interest	3,349	22,774	44,579

Total shareholders’ equity	171,039	1,163,067	1,071,139

Total liabilities and shareholders’ equity	244,867	1,665,100	1,499,159

CHINACAST EDUCATION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share-related data)

	For the three months ended September 30,
	2009	2009	2008
	US$	RMB	RMB
	(Note 1)		(Note 1)
Revenues:
Service	11,917	81,040	70,856
Equipment	279	1,896	1,923
	12,196	82,936	72,779

Cost of revenues:
Service	(4,277)	(29,077)	(28,887)
Equipment	(275)	(1,875)	(1,898)
	(4,552)	(30,952)	(30,785)

Gross profit	7,644	51,984	41,994

Operating (expenses) income:
Selling and marketing expenses (including share-based compensation of RMB267 and RMB114 for the three months ended September 30 for 2009 and 2008, respectively, share-based compensation of RMB1,373 and RMB1,506 for the nine months ended September 30 for 2009 and 2008, respectively)	(135)	(919)	(2,001)
General and administrative expenses (including share-based compensation of RMB2,868 and RMB2,115 for the three months ended September 30 for 2009 and 2008, respectively, share-based compensation of RMB11,474 and RMB12,079 for the nine months ended September 30 for 2009 and 2008, respectively)	(1,958)	(13,313)	(16,577)
Foreign exchange gain (loss)	(8)	(51)	(392)
Management service fee	76	510	1,864
Other operating income (loss)	(18)	(120)	232
Total operating expenses, net	(2,043)	(13,893)	(16,874)

Income from operations	5,601	38,091	25,120
Interest income	314	2,134	4,191
Interest expense	(356)	(2,421)	(251)

Income before provision for income taxes and loss in equity investments	5,559	37,804	29,060
Provision for income taxes	(1,120)	(7,619)	(6,733)

Income before loss in equity investments	4,439	30,185	22,327
(Loss) gain in equity investments	(117)	(793)	182

Net income	4,322	29,392	22,509
Less: Net income attributable to noncontrolling interest	(299)	(2,036)	(2,820)

Net income attributable to ChinaCast Education Corporation	4,023	27,356	19,689
Earnings per share
Net income attributable to ChinaCast Education Corporation per share:
Basic	0.11	0.76	0.63
Diluted	0.11	0.75	0.63
Weighted average shares used in computation:
Basic	36,133,233	36,133,233	31,373,482
Diluted	36,379,884	36,379,884	31,373,482

CHINACAST EDUCATION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share-related data)

	For the nine months ended September 30,
	2009	2009	2008
	US$	RMB	RMB
	(Note 1)		(Note 1)
Revenues:
Service	33,806	229,886	181,869
Equipment	892	6,065	24,327
	34,698	235,951	206,196

Cost of revenues:
Service	(12,528)	(85,188)	(71,369)
Equipment	(882)	(6,001)	(24,093)
	(13,410)	(91,189)	(95,462)

Gross profit	21,288	144,762	110,734

Operating (expenses) income:
Selling and marketing expenses (including share-based compensation of RMB267 and RMB114 for the three months ended September 30 for 2009 and 2008, respectively, share-based compensation of RMB1,373 and RMB1,506 for the nine months ended September 30 for 2009 and 2008, respectively)	(535)	(3,640)	(6,370)
General and administrative expenses (including share-based compensation of RMB2,868 and RMB2,115 for the three months ended September 30 for 2009 and 2008, respectively, share-based compensation of RMB11,474 and RMB12,079 for the nine months ended September 30 for 2009 and 2008, respectively)	(6,541)	(44,472)	(46,976)
Foreign exchange gain (loss)	10	65	(1,043)
Management service fee	560	3,806	4,655
Other operating income (loss)	57	387	232
Total operating expenses, net	(6,449)	(43,854)	(49,502)

Income from operations	14,839	100,908	61,232
Interest income	1,018	6,923	15,764
Interest expense	(822)	(5,591)	(437)

Income before provision for income taxes and loss in equity investments	15,035	102,240	76,559
Provision for income taxes	(3,101)	(21,090)	(16,601)

Income before loss in equity investments	11,934	81,150	59,958
(Loss) gain in equity investments	(202)	(1,370)	(634)

Net income	11,732	79,780	59,324
Less: Net income attributable to noncontrolling interest	(1,021)	(6,945)	(5,661)

Net income attributable to ChinaCast Education Corporation	10,711	72,835	53,663
Earnings per share
Net income attributable to ChinaCast Education Corporation per share:
Basic	0.30	2.03	1.87
Diluted	0.30	2.03	1.85
Weighted average shares used in computation:
Basic	35,814,325	35,814,325	28,695,241
Diluted	35,945,264	35,945,264	29,026,908

CHINACAST EDUCATION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the nine months ended September 30,
	2009	2009	2008
	US$	RMB	RMB
	(Note 1)		(Note 1)
Cash flows from operating activities:
Net income	11,732	79,780	59,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,717	32,074	23,083
Share-based compensation	1,889	12,847	13,585
Loss (gain) on disposal of property and equipment	76	519	(232)
Loss in equity investments	201	1,370	634
Changes in assets and liabilities:
Accounts receivable	(3,394)	(23,080)	(24,822)
Inventories	(84)	(570)	(42)
Prepaid expenses and other current assets	444	3,019	(2,302)
Non-current deposits	(20)	(133)	1,640
Amounts due from related parties	846	5,751	960
Accounts payable	969	6,587	(3,022)
Accrued expenses and other current liabilities	(2,037)	(13,856)	4,698
Deferred revenues	3,400	23,120	60,415
Amount due to related party	(88)	(599)	—
Income taxes payable	1,973	13,415	13,728
Deferred taxes liabilities	(267)	(1,816)	(1,611)
Unrecognized tax benefits	851	5,791	1,529

Net cash provided by operating activities	21,208	144,219	147,565

Cash flows from investing activities:
Advance to related party	(2,941)	(20,000)	(149)
Repayment from advance to related party	4,051	27,544	10,991
Purchase of property and equipment	(3,846)	(26,153)	(14,235)
Purchase of subsidiaries, net of cash acquired	—	—	(465,507)
Term deposits	13,088	89,000	187,768
Disposal of property and equipment	—	—	256
Deposits for investments	(15,147)	(103,000)	(19,000)

Net cash used in investing activities	(4,795)	(32,609)	(299,876)

Cash flows from financing activities:
Other borrowings raised	1,522	10,350	5,298
Other borrowing raised from related party	74	500	—
Repayment of other borrowings	(1,672)	(11,367)	(7,600)
Bank borrowings raised	18,882	128,400	—
Repayment of bank borrowings	(8,588)	(58,400)	—
Guarantee deposit paid	(441)	(3,000)	—
Exercise of warrants	—	—	16,778
Repayment of capital lease obligation	13	88	(184)
Collection of subscription receivable	—	—	87,670

Net cash provided by financing activities	9,790	66,571	101,962

Effect of foreign exchange rate changes	—	—	(377)
Net increase (decrease) in cash and cash equivalents	26,203	178,181	(50,726)
Cash and cash equivalents at beginning of the period	32,372	220,131	138,610

Cash and cash equivalents at end of the period	58,575	398,312	87,884

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures (in thousands, except share related data)	3 months ended 30/09/2009 US$	3 months ended 30/09/2008 US$ (Note)	YoY % Change +/(-)

Net Income attributable to Chinacast Education Corporation	4,023	2,895	39%
Depreciation and Amortization	1,600	1,579	1%
Interest Income	(314)	(616)	-49%
Interest Expense	356	37	862%
Provision for Income Taxes	1,120	990	13%
Non-controlling Interest	299	415	-28%
EBITDA	7,084	5,300	34%
EBITDA Margin	58%	50%

Net Income attributable to Chinacast Education Corporation	4,023	2,895	39%
Shared Based Compensation	461	328	41%
Adjusted Net Income	4,484	3,223	39%
Net Income Margin	33%	27%	-
Adjusted Net Income Margin	37%	30%	-

Fully Diluted Shares	36,379,884	31,373,482	-
EPS (Diluted)	0.11	0.09	-
Adjusted EPS (Diluted)	0.12	0.10	-

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures (in thousands, except share-related data)	9 months ended 30/09/2009 US$	9 months ended 30/09/2008 US$ (Note)	YoY % Change +/(-)

Net Income attributable to Chinacast Education Corporation	10,711	7,892	36%
Depreciation and Amortization	4,717	3,395	39%
Interest Income	(1,018)	(2,318)	-56%
Interest Expense	822	64	1184%
Provision for Income Taxes	3,101	2,441	27%
Non-controlling Interest	1,021	832	23%
EBITDA	19,354	12,306	57%
EBITDA Margin	56%	41%	-

Net Income attributable to Chinacast Education Corporation	10,711	7,892	36%
Shared Based Compensation	1,889	1,998	-5%
Adjusted Net Income	12,600	9,890	27%
Net Income Margin	31%	26%	-
Adjusted Net Income Margin	36%	33%	-

Fully Diluted Shares	35,945,264	29,026,908	-
EPS (Diluted)	0.30	0.27	-
Adjusted EPS (Diluted)	0.35	0.34	-

(Note: Certain amounts have been restated following the adoption of Statement of Financial Accounting Standards No. 160 which was effective in 2009.)

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: ChinaCast Education Corporation

CONTACT:

ChinaCast Education Corporation
Michael J. Santos, Chief Marketing Officer
+1-347-482-1588
mjsantos@chinacasteducation.com
www.chinacasteducation.com

or

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net